CUSTODY SERVICES AGREEMENT

      This Agreement dated as of the 31st day of August, 2006, made between Dominion Funds Inc. and RBC Dain Rauscher Inc. ("RBC Dain"), a Minnesota corporation having its principal office at 60 South Sixth Street, Minneapolis, Minnesota (the "Custodian").

      The above-referenced parties hereby agree as follows:

      1. RBC Dain shall be required to send or cause to be sent to the Client a confirmation of all transfers of custody securities to or from the account of the Client. In addition, RBC Dain shall be required to finish the Client with reports of holdings of custody securities at such times and containing such information as may be reasonably requested by the Client in writing.

      2. During the course of RBC Dain's regular business hours, any officer or employee of the Client, any independent accountant selected by the Client and any representative of any appropriate regulatory body shall be entitled to examine, on the premises of the RBC Dain with written instructions to that effect from an appropriate officer of the Client. RBC Dain shall maintain records sufficient to determine and verify information related to custodied securities so that the Client may report same in its annual report(s) and supporting schedule(s) and may report said information as may be required in any audit of financial statements of the Client.

      3. RBC Dain and its agents shall be required to send to the client all reports which they have received from a clearing corporation or anyone else regarding their respective systems of internal accounting control and any reports prepared by outside auditors regarding RBC Dain's internal accounting of custodied securities that the client may reasonably request in writing.

      4. RBC Dain shall indemnify the Client for any loss of custody securities occasioned by the negligence or dishonesty of RBC Dain's officers and employees, or burglary, robbery, hold up, theft, or mysterious disappearance, including loss by damage or destruction. In the event there is such a loss or damage, RBC Dain shall promptly replace the securities or the value thereof and the value of any loss of rights or privileges resulting from the loss or damage of the custody securities. However, RBD Dain shall not be liable for any failure to take action required to be taken to the extent such action was delayed or prevented by war (whether declared or not and including existing wars) revolution, insurrection, riot, terrorism, civil commotion, act of God, accident, fire, explosion, stoppage of labor, strikes or other difference with employees, laws, regulation, orders, or other acts of any government authority, or any other cause whatever beyond its reasonable control.

      5. RBC Dain shall hold all securities of the client in a separate account and separate from all other securities owned by RBC Dain or its other clients; except that RBC Dain may hold said securities in street name.

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      6. RBC Dain shall separately identify on its official company records as being owned by Client all securities held in street name. If securities owned by the Client are held in the street name or otherwise by an agent of RBC Dain, another clearing corporation or by the federal banking system, then RBC Dain shall record the location of said securities, the name of the clearing corporation and the name of any agent in its records.

      7. RBC Dain shall hold the securities owned by the Client subject to the instructions of the Client and said securities shall be transferred or withdrawn only upon the demand of the Client.

      8. RBC Dain shall exercise ordinary care in the performance of the explicit obligations it has assumed hereunder.

      9. The term of this Agreement shall commence on the day this Agreement is executed and may be terminated upon written notice of either party to the other.

      10. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and shall be amended or modified only in a writing signed by the parties hereto. This Agreement shall be governed by the law of the State of Minnesota, without regard to its choice of law provisions.


DOMINION FUNDS, INC.


By:      ________________________________________
Its:     ________________________________________


RBC DAIN RAUSCHER INC.


By:      ________________________________________
Its:     ________________________________________